Exhibit 99.1

Moody’s Upgrades National Public Finance Guarantee Corp.

ARMONK, N.Y.--(BUSINESS WIRE)--May 22, 2014--National Public Finance Guarantee Corporation (National), an indirect subsidiary of MBIA Inc. (NYSE:MBI), today announced that Moody’s Investors Service (Moody’s) has upgraded its insurance financial strength rating to ‘A3’ from ‘Baa1’. The outlook for the rating is stable. Moody’s upgrade of National reflects, among other things, its strong stand-alone capital profile and its improving prospects for generating new business in the U.S. public finance insurance market.

“We’re pleased that Moody’s has recognized the improvement in National’s credit profile,” said Bill Fallon, National’s Chief Executive Officer. “The upgrade provides immediate benefits to holders of National-insured bonds and, together with recently announced ratings from Standard and Poor’s and Kroll Ratings in the double-A range, puts National in a strong position to resume new business activities and serve the credit enhancement needs of the U.S. public finance market.”

Forward-Looking Statements

This release includes statements that are not historical or current facts and are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “believe,” “anticipate,” “project,” “plan,” “expect,” “intend,” “will likely result,” “looking forward” or “will continue,” and similar expressions identify forward-looking statements. These statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical earnings and those presently anticipated or projected, including, among other factors, the possibility that MBIA Inc., which is the ultimate parent company of National Public Finance Guarantee Corporation, or National will experience increased credit losses or impairments on public finance obligations issued by state, local and territorial governments and finance authorities that are experiencing unprecedented fiscal stress; the possibility that loss reserve estimates are not adequate to cover potential claims; MBIA Inc.’s or National’s ability to fully implement their strategic plan, including the ability to maintain high stable ratings for National and generate investor demand for National’s financial guarantees; and changes in general economic and competitive conditions. These and other factors that could affect financial performance or could cause actual results to differ materially from estimates contained in or underlying MBIA Inc.’s or National’s forward-looking statements are discussed under the “Risk Factors” section in MBIA Inc.’s most recent Annual Report on Form 10-K, which may be updated or amended in MBIA Inc.’s subsequent filings with the Securities and Exchange Commission. MBIA Inc. and National caution readers not to place undue reliance on any such forward-looking statements, which speak only to their respective dates. National and MBIA Inc. undertake no obligation to publicly correct or update any forward-looking statement if it later becomes aware that such result is not likely to be achieved.

National Public Finance Guarantee Corporation, headquartered in Armonk, New York is the world’s largest U.S. public finance-only financial guarantee insurance company, with offices in New York and San Francisco. Please visit National’s website at www.nationalpfg.com.

CONTACT:
National Public Finance Guarantee Corporation
Media:
Kevin Brown, +1-914-765-3648
or
Investor Relations:
Nick Sourbis, +1-914-765-3385